UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2007

MARVELL TECHNOLOGY GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On October 26, 2007, the board of directors (the “Board”) of Marvell Technology Group Ltd. (the “Company”) elected Juergen W. Gromer to serve as a member of the Company’s Board, effective as of the same day. Dr. Juergen was appointed for a term that extends until the 2008 annual meeting of the shareholders.  Dr. Gromer was appointed to serve on the executive compensation and governance committees of the Board.

Juergen W. Gromer has been the President of Tyco Electronics (“Tyco”) since April 1999, a position from which he will retire on December 31, 2007.  He has served on Tyco’s board of directors since its inception in June 2007 and has announced that he plans to remain on Tyco’s board of directors beyond his retirement.  Dr. Gromer has more than twenty years of experience at Tyco and AMP Incorporated (acquired by Tyco in 1999), serving in a wide variety of regional and global assignments, including Senior Vice President, Worldwide Sales and Service; President, Global Automotive Division Corporate Vice President; Vice President of Central and Eastern Europe; and General Manager of AMP Germany.  He is chairman of the board of the Society for Economic Development of the District Bregstrasse/Hessen, a member of SAE and the Advisory Board of Commercebank, a director of the board and Vice President of the American Chamber of Commerce in Germany, a member of the board of RWE Rhein-Ruhr AG and a member of the board of WABCO Holdings, Inc.  Dr. Gromer received his undergraduate degree and Ph.D. in Physics from the University of Stuttgart, Germany.

The election to the Board of Dr. Gromer was not pursuant to any arrangement or understanding between Dr. Gromer or any third party.

As of the date of this report, neither Dr. Gromer nor any member of his immediate family is a party, either directly or indirectly, to any transaction that the Company is aware of that is required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

No new compensation arrangement was entered into in connection with the appointment to the Board of Dr. Gromer.  Dr. Gromer will receive the Company’s standard compensation arrangements applicable to a director who is not an employee of the Company, as well as automatic grants of options for common shares in accordance with the terms of the 2007 Director Stock Incentive Plan, as disclosed in the Company’s 2007 Proxy Statement on Schedule 14A (the “2007 Proxy Statement”), filed with the Securities and Exchange Commission on September 14, 2007. The 2007 Director Stock Incentive Plan was amended on October 19, 2007 and is filed as an exhibit to the Company’s Current Report on Form 8-K, dated October 19, 2007 and filed with the Securities and Exchange Commission on October 25, 2007.

The Board has determined that Dr. Gromer will qualify as “independent” under the guidelines promulgated by the Nasdaq Stock Market, Inc. and the applicable Securities and Exchange Commission rules.

The election of Dr. Gromer was announced in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

99.1 Press Release, dated October 29, 2007, regarding the election of a new director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 29, 2007

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Michael Rashkin
Michael Rashkin
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 29, 2007, regarding the election of a new director.